Exhibit 10.2

Call Option Deed

CVC Communication & Technology Pty Limited

ACN 002 700 361

and

Shuffle Master, Inc.

MLC Centre Martin Place Sydney New South Wales 2000 Australia

Telephone +61 2 9225 5000  Facsimile +61 2 9322 4000

www.freehills.com  DX 361 Sydney

SYDNEY MELBOURNE PERTH BRISBANE SINGAPORE

Correspondent Offices HANOI HO CHI MINH CITY JAKARTA KUALA LUMPUR

Reference FGH:30C

Table of contents

Clause

1	Interpretation
	1.1	Definitions
	1.2	Rules for interpreting this document
	1.3	Business Days

2	Call Option
	2.1	Call Option
	2.2	Takeover Bid by Bidder
	2.3	Exercise Notice
	2.4	Nature of the Call Option
	2.5	Contract of Sale
	2.6	Settlement
	2.7	Obligations on Settlement Date
	2.8	Lapse for Non-Exercise
	2.9	Lapse for Delay
	2.10	Nominee

3	Restrictions on the shares
	3.1	Exercise of Voting Rights
	3.2	Restraint on Disposal

4	Representations and warranties
	4.1	Representations and warranties
	4.2	Repetition of representations and warranties
	4.3	Reliance on representations and warranties

5	Warranty by the Shareholder

6	Notices
	6.1	How to give a notice
	6.2	When a notice is given
	6.3	Address for notices

7	Amendment and assignment
	7.1	Amendment
	7.2	Assignment

8	General
	8.1	Governing law
	8.2	Liability for expenses
	8.3	Giving effect to this deed
	8.4	Waiver of rights
	8.5	Operation of this deed

i

8.6	Counterparts

Schedule 1

ii

This deed

is made on 15 November 2005 between the following parties:

1.                                      CVC Communication & Technology Pty Limited
ACN 002 700 361

Level 42, 259 George Street, Sydney New South Wales

(the Shareholder)

2.                                       Shuffle Master, Inc.
1106 Palms Airport Drive Las Vegas, Nevada 89119-3730, U.S.A

(the Bidder)

Recitals

A.                                    The Shareholder is the registered holder and the beneficial owner of the Option Shares.

B.                                      The Shareholder wishes to grant to the Bidder the Call Option on the terms and conditions of this document.

The parties agree

in consideration of, among other things, the mutual promises contained in this deed

1                                        Interpretation

1.1                               Definitions

The following definitions apply in this document.

ASTC means the securities clearing house for “CHESS Approved Securities” or any clearing house or other entity which is substituted for it.

ASTC Settlement Rules means the business rules of ASTC.

Authorisation means:

(a)                                 an authorisation, consent, declaration, exemption, notarisation or waiver, however it is described; and

(b)                                in relation to anything that could be prohibited or restricted by law if a Government Agency acts in any way within a specified period, the expiry of that period without that action being taken, including any renewal or amendment.

Business Day means:

(a)                                 for determining when a notice, consent or other communication is given, a day that is not a Saturday, Sunday or public holiday in the place to which the notice, consent or other communication is sent; and

(b)                                for any other purpose, a day (other than a Saturday, Sunday or public holiday) on which banks are open for general banking business in Sydney.

Call Option the call option granted by the Shareholder to the Bidder under clause 2.

Call Period means, subject to clauses 2.2(c)(1) and 2.9, the period:

(a)                                 commencing on the date of this deed; and

(b)                                ending on the date specified in clause 2.8.

CHESS has the meaning given to it in the ASTC Settlement Rules.

CHESS Sub-Register has the meaning given to it in the ASTC Settlement Rules.

Closing Date means the last day of the offer period of the Takeover Bid.

Company means Stargames Limited ABN 54 003 190 501.

Competing Takeover Bid means any proposal or offer with respect to any transaction (by purchase, scheme of arrangement, takeover bid or otherwise) that would, if completed substantially in accordance with its terms, result in any person (or group of persons) other than Bidder or its related corporations acquiring control of the Company.

Corporations Act means the Corporations Act 2001 (Cth).

Encumbrance means a mortgage, charge, pledge, lien, hypothecation or third party interest of any kind whatever, or an agreement to create any of them or to allow any of them to exist.

End Date means 3 months and 3 Business Days from the date of the first Offer being made or, if a Competing Takeover Bid is announced during that 3 month and 3 Business Day period, 5 months from the date of this document.

Exercise Notice means a notice given by the Bidder to the Shareholder under clause 2.3 substantively in the form of schedule 1.

Government Agency means:

(a)                                 a government or government department or other body;

(b)                                a governmental, semi-governmental or judicial person; or

(c)                                 a person (whether autonomous or not) who is charged with the administration of a law.

HIN has the meaning given to it in the ASTC Settlement Rules.

Issuer Sponsored Statement has the meaning given to it in the ASTC Settlement Rules.

Issuer Sponsored Sub-Register has the meaning given to it in the SCH Business Rules.

Option Shares means 6,304,512 ordinary shares in the Company.

Offer means an offer under the Takeover Bid.

Prescribed Matter means a resolution concerning or in relation to:

(a)                                 a Competing Takeover Bid;

(b)                                  the Offer, including without limitation approving a course of conduct by the Company in connection with the Offer or that is related to the conditions of the Offer;

(c)                                 item 7 of section 611 of the Corporations Act; or

(d)                                Chapter 11 of the ASX Listing Rules;

Rights means all accretions and rights attaching to the Option Shares (as the case may be) including, but not limited to, all rights to receive dividends and other distributions declared or paid and to receive or subscribe for shares, notes or options issued by Company as at the date of this agreement and which accrue between the date of this agreement and the Settlement Date.

Settlement Amount means $9,771,993.60.

Settlement Date means:

(a)                                 if the Offer period is open when the Call Option is exercised, the earlier of:

(1)                                 the date of first payment to a Company shareholder under the Offer; and

(2)                                 the Closing Date; or

(c)                                 if the Offer period is not open when the Call Option is exercised, 5 Business Days after the Shareholder receives an Exercise Notice from the Bidder for the Option Shares.

Sponsoring Participant has the meaning given to it in the ASTC Settlement Rules.

SRN has the meaning given to it in the ASTC Settlement Rules.

Takeover Bid means a takeover bid for the shares in the Company for a total consideration of at least $1.55 per share (which bid may or may not be subject to defeating conditions).

Transfer means dispose of in any way and incudes (without limitation) assign, assure, declare a trust over, transfer or sell and also includes agreeing to do any of those things.

1.2                               Rules for interpreting this document

In this deed, unless the context otherwise requires, headings and bold text are for convenience only and do not affect the interpretation of this deed and:

(a)                                 words importing the singular include the plural and vice versa;

(b)                                words importing a gender include any gender;

(c)                                 other parts of speech and grammatical forms of a word or phrase defined in this deed have a corresponding meaning;

(d)                                an expression importing a natural person includes any company, partnership, joint venture, association, corporation or other body corporate and any Government Agency;

(e)                                 a reference to any thing (including, but not limited to, any right) includes a part of that thing but nothing in this subclause (e) implies that performance of part of an obligation constitutes performance of the obligation;

(f)                                   a reference to a clause, party or schedule is a reference to a clause of, and a party or schedule to, this deed and a reference to this deed includes any schedule;

(g)                                a reference to a statute, regulation, proclamation, ordinance or by-law includes all statutes, regulations, proclamations, ordinances or by-laws amending, consolidating or replacing it, whether passed by the same or another Government Agency with legal power to do so, and a reference to a statute includes all regulations, proclamations, ordinances and by-laws issued under that statute;

(h)                                a reference to a document includes all amendments or supplements to, or replacements or novations of, that document;

(i)                                    a reference to a party to a document includes that party’s successors and permitted assigns;

(j)                                    a reference to an agreement or deed other than this deed includes an undertaking, deed, agreement or legally enforceable arrangement or understanding whether or not in writing;

(k)                                 a reference to any time is a reference to that time in Sydney; and

(l)                                    an expression defined in, or given a meaning for the purpose of, the Corporations Act in a context similar to that in which the expression is used in this deed has the same meaning or definition.

1.3                               Business Days

If the day on or by which a person must do something under this document is not a Business Day:

(a)                                 if the act involves a payment that is due on demand, the person must do it on or by the next Business Day; and

(b)                                in any other case, the person must do it on or by the previous Business Day.

2                                        Call Option

2.1                               Call Option

In return for the Bidder agreeing to pay to the Shareholder $10.00 following a written request from the Shareholder, the Shareholder grants to the Bidder the right, by giving an Exercise Notice to the Shareholder during the Call Period, to require the Shareholder to sell to the Bidder (or to its nominee as the Bidder may direct) the Option Shares for the Settlement Amount.

2.2                               Takeover Bid by Bidder

(a)                                 The Bidder must make or cause to be made the Takeover Bid.

(b)                                Subject to paragraph (c), the Shareholder may only accept an Offer under the Takeover Bid in respect of the Option Shares if directed to do so by the Bidder. If the Bidder gives such a direction, the Shareholder must accept the Offer in accordance with its terms within 3 Business Days after receipt of the direction.

(c)                                 If the Shareholder accepts an Offer under the Takeover Bid under paragraph (b) in respect of the Option Shares then:

(1)                                 if the Offer does not become void under section 650G of the Corporations Act, the Shareholder will receive for the shares accepted into the Takeover Bid the consideration offered in accordance with the terms of the Takeover Bid and the Call Option will be taken to have lapsed and to have been of no further force and effect in relation to the shares accepted into the Takeover Bid from the moment they were so accepted into the Takeover Bid (but without prejudice to their continued operation in relation to any Option Shares not accepted into the Takeover Bid); or

(2)                                 if the Offer does become void under section 650G of the Corporations Act, the Call Option will continue in force throughout the Call Period unaffected by the fact that some or all of the shares the subject of the Call Option were accepted into the Takeover Bid.

2.3                               Exercise Notice

The Bidder may exercise the Call Option in respect of all of the Option Shares by giving to the Shareholder an Exercise Notice during the Call Period.

2.4                               Nature of the Call Option

The Call Option:

(a)                                 confers on the Bidder the right, but not the obligation, to give the Shareholder the Exercise Notice, which is irrevocable and which may only be given once on or before 6 pm (Sydney time) during the Call Period; and

(b)                                on exercise of the rights conferred by clause 2.4(a) in accordance with this document, requires the Shareholder to sell the shares specified in the Exercise Notice to the Bidder or to its nominee as the Bidder may direct.

2.5                               Contract of Sale

(a)                                 Upon giving an Exercise Notice, a contract arises between the Bidder and the Shareholder under which the Shareholder must sell to the Bidder or to its nominee as the Bidder may direct all the Option Shares together with the Rights free from any Encumbrance or restriction on transfer and the Bidder must buy the Option Shares from the Shareholder for the Settlement Amount.

(b)                                The Bidder agrees and undertakes to give an Exercise Notice within 5 Business Days of its Offer becoming unconditional (and for the avoidance of doubt the Bidder retains the right in its absolute discretion to determine as to whether or not it waives any conditions to the Offer that are not fulfilled).

2.6                               Settlement

Settlement of the sale and purchase of the Option Shares must take place on the Settlement Date.

2.7                               Obligations on Settlement Date

On a Settlement Date:

(a)                                 the Shareholder must:

(1)                                 give the Bidder all relevant CHESS details for the shares specified in the Exercise Notice to be delivered by the Shareholder including:

(A)                             if the shares are on an Issuer Sponsored Sub-Register, a copy of the Shareholder’s Issuer Sponsored Statement showing the holding of those shares and its SRN; or

(B)                               if the Option Shares are on a CHESS Sub-Register, the Shareholder’s HIN and the Shareholder’s written instructions to its Sponsoring Participant to deliver those shares to the Bidder or its nominee; and

(2)                                 procure performance of all that is required under the ASTC Settlement Rules to enable those shares to be acquired by the Bidder; and

(b)                                the Bidder or its nominee must pay to the Shareholder the Settlement Amount (as directed by the Shareholder).

2.8                               Lapse for Non-Exercise

Subject to clauses 2.2(c)(1) and 2.9, the Call Option lapses on the earlier of:

(a)                                 6pm (Sydney time) on the End Date; or

(b)                                6pm (Sydney time) on the day which is 5 Business Days after the Closing Date.

2.9                               Lapse for Delay

Despite anything else in this document, if the Bidder does not either:

(a)                                 publicly propose the Takeover Bid within 2 Business Days of this deed; or

(b)                                make or cause to be made the Takeover Bid within 10 Business Days of the date of this deed (except where a delay to the making of the Takeover Bid is caused by an action of or application to the Takeovers Panel), then the Call Option automatically lapses and is of no further force or effect.

2.10                        Nominee

(a)                                 Bidder may appoint one or more of its wholly owned subsidiaries as its nominee to exercise the Call Option and acquire some or all of the Option Shares (so long, as if that nominee acquires some of the Option Shares, Bidder or another nominee permitted by this clause acquires the remaining of the Option Shares).

(b)                                In the event that two or more persons permitted by clause 2.10(a) acquire the Option Shares, then appropriate amendments to the Exercise Notice will be permitted to account for the fact that Option Shares are being acquired by more than one party.

3                                        Restrictions on the shares

3.1                               Exercise of Voting Rights

Pending exercise of the Call Option and settlement of the sale and purchase of the Option Shares under clause 2.6 of this deed, the Shareholder must, in relation to a Prescribed Matter, exercise its votes in respect of the Option Shares as directed by the Bidder or the Bidder’s authorised representative or nominee.

3.2                               Restraint on Disposal

The Shareholder must not Transfer or allow any Encumbrance to attach to any interest in any of the Option Shares other than in accordance with this deed.

4                                        Representations and warranties

4.1                               Representations and warranties

Each party represents and warrants that:

(a)                                 (documents effective) this deed constitutes its legal, valid and binding obligations, enforceable against it in accordance with its terms (except to the extent limited by equitable principles and laws affecting creditors’ rights generally), subject to any necessary stamping or registration; and

(b)                                (no contravention) neither its execution of this deed nor the carrying out by it of the transactions that it contemplates, does or will:

(1)                                 contravene any law to which it or any of its property is subject or any order of any Government Agency that is binding on it or any of its property;

(2)                                 contravene any Authorisation;

(3)                                 contravene any undertaking or instrument binding on it or any of its property;

(4)                                 contravene its constitution; or

(5)                                 require it to make any payment or delivery in respect of any financial accommodation or financial instrument before it would otherwise be obliged to do so.

4.2                               Repetition of representations and warranties

The representations and warranties in clause 4.1 are taken to be repeated on the Settlement Date, on the basis of the facts and circumstances as at that date.

4.3                               Reliance on representations and warranties

Each party acknowledges that the other party has executed this deed and agreed to take part in the transactions that it contemplates in reliance on the representations and warranties that are made or repeated in this clause.

5                                        Warranty by the Shareholder

The Shareholder represents and warrants to the Bidder that on the date of this deed and, subject to the transactions under this deed, on the Settlement Date:

(a)                                 the Shareholder is, and will be, legally and beneficially entitled to the Option Shares; and

(b)                                the Option Shares are not, and will not be, subject to any Encumbrance.

6                                        Notices

6.1                               How to give a notice

A notice, consent or other communication under this deed is only effective if it is:

(a)                                 in writing, signed:

(1)                                 if it is an Exercise Notice, by an officer (as defined in section 9 of the Corporations Act) or under common seal or as provided in section 127(1) and 127(2) of the Corporations Act; and

(2)                                 for any other notice, by or on behalf of the person giving it;

(b)                                addressed to the person to whom it is to be given; and

(c)                                 either:

(1)                                 delivered or sent by pre-paid mail (by airmail, if the addressee is overseas) to that person’s address; or

(2)                                 sent by fax to that person’s fax number and the machine from which it is sent produces a report that states that it was sent in full.

6.2                               When a notice is given

A notice, consent or other communication that complies with this clause is regarded as given and received:

(a)                                 if it is delivered or sent by fax:

(1)                                 by 6.00 pm (local time in the place of receipt) on a Business Day - on that day; or

(2)                                 after 6.00 pm (local time in the place of receipt) on a Business Day, or on a day that is not a Business Day - on the next Business Day; and

(b)                                if it is sent by mail:

(1)                                 within Australia – 3 Business Days after posting; or

(2)                                 to or from a place outside Australia – 7 Business Days after posting.

6.3                               Address for notices

A person’s address and fax number are those set out below, or as the person notifies the sender:

Shareholder
Address:	Level 42, 259 George Street, Sydney Australia 2000
Fax number:	+61 2 9087 8088
Attention:	Sandy Beard

Bidder
Address:	1106 Palms Airport Drive Las Vegas, Nevada 89119-3730, U.S.A
Fax number:	+1 702 270 5161
Attention:	Jerry Smith

with a copy to Susan Livingstone:

Address:	Suite 12, 5 Michigan Drive
Oxenford
Queensland 4210
Fax number:	61 7 5561 8700

7                                        Amendment and assignment

7.1                               Amendment

This deed can only be amended, supplemented, replaced or novated by another document signed by the parties.

7.2                               Assignment

A party may not dispose of, declare a trust over or otherwise create an interest in its rights under this deed.

8                                        General

8.1                               Governing law

This deed is governed by the laws of New South Wales, Australia. Each party irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts of New South Wales for determining any dispute concerning this deed or the transactions contemplated by this deed. Each party waives any right it has to object to an action being brought in those courts including, but not limited to, claiming that the action has been brought in an inconvenient forum or that those courts do not have jurisdiction.

8.2                               Liability for expenses

(a)                                 Subject to paragraph (b), each party must pay its own expenses incurred in negotiating, executing and registering this deed.

(b)                                The Bidder must indemnify each other party against, and must pay each other party on demand the amount of, any duty that is payable on or in relation to this deed and the transactions that it contemplates.

8.3                               Giving effect to this deed

Each party must do anything (including execute any document), and must ensure that its employees and agents do anything (including execute any document), that the other party may reasonably require to give full effect to this deed.

8.4                               Waiver of rights

A right may only be waived in writing, signed by the party giving the waiver, and:

(a)                                 no other conduct of a party (including a failure to exercise, or delay in exercising, the right) operates as a waiver of the right or otherwise prevents the exercise of the right;

(b)                                a waiver of a right on one or more occasions does not operate as a waiver of that right if it arises again; and

(c)                                 the exercise of a right does not prevent any further exercise of that right or of any other right.

8.5                               Operation of this deed

(a)                                 This deed contains the entire agreement between the parties about its subject matter. Any previous understanding, agreement, representation or warranty relating to that subject matter is replaced by this deed and has no further effect.

(b)                                Any provision of this deed which is unenforceable or partly unenforceable is, where possible, to be severed to the extent necessary to make this deed enforceable, unless this would materially change the intended effect of this deed.

8.6                               Counterparts

This deed may be executed in counterparts.

Executed as a deed:

Signed sealed and delivered by
CVC Communication & Technology Pty Limited
by:

Secretary/Director	Director

Name (please print)	Name (please print)

Signed sealed and delivered by
Shuffle Master, Inc.
by:

Officer	Witness

Name (please print)	Name (please print)

Schedule 1

EXERCISE NOTICE - OPTION SHARES

To:  CVC Communication & Technology Pty Limited

By this notice Shuffle Master, Inc. exercises the Call Option conferred by clause 2.1 of the deed entitled Call Option Deed (the “Deed”) dated 15 November 2005 and requires you to sell your Option Shares for the relevant Settlement Amount and otherwise in accordance with the Deed.

This Exercise Notice is irrevocable.

In this Exercise Notice, words defined in the Deed have the same meanings.

DATED

Signed for and on behalf of

Shuffle Master, Inc. by:

Officer:
Name: